Exhibit 99.1

AUDACY REPORTS FIRST QUARTER RESULTS

Adjusted EBITDA Increased 173%

PHILADELPHIA, PA – May 9, 2024 – Audacy, Inc. (OTC: AUDAQ) today reported financial results for the quarter ended March 31, 2024.

David J. Field, Chairman, President and Chief Executive Officer, stated: “Audacy delivered a solid start to 2024 with Q1 EBITDA increasing 173% vs the prior year. Second-quarter revenues are currently pacing up low-single digits, and we expect another quarter of substantial EBITDA growth, enhanced by our continuing work on expense reductions.

Our improving results are predominantly attributable to a significant acceleration in digital revenue growth, continuing meaningful revenue share gains, and declining expenses as our transformational investments bear fruit.

As previously announced, we received court approval of our consensual pre-packaged Plan of Reorganization, which will reduce our debt by 80%, and are now awaiting FCC approval to complete the process. I want to salute our team for their excellent work in driving financial and operating progress while simultaneously executing our reorganization plan, all without disruption to customers, listeners, partners, vendors or our staff.

The Audacy team is very much looking forward to a bright future, emerging as a scaled leader in the dynamic audio market, distinguished by our best-in-class balance sheet, our top positions across the country’s largest markets, and our exclusive premium content highlighted by our unrivaled leadership in sports audio.”

First Quarter Summary

•	Net revenues for the quarter were $261.8 million, up 1% compared to $259.6 million in the first quarter of 2023

•	Total Radio revenues decreased 2% while Digital revenues increased 10%

•

Total operating expenses for the quarter were $262.2 million, which includes a gain on asset sale of $15.8 million, compared to $271.8 million in the first quarter of 2023, which included a gain on sale of $12.4 million and a non-cash impairment loss of $5.1 million

•	Cash operating expenses for the quarter were $252.2 million, down 2% compared to $256.1 million in the first quarter of 2023

•	Operating loss for the quarter was $0.4 million, compared to an operating loss of $12.2 million in the first quarter of 2023

•	Adjusted EBITDA for the quarter was $9.6 million, up 173% compared to $3.5 million in the first quarter of 2023

•	As of March 31, 2024, the Company’s liquidity, which includes restricted cash and the Company’s undrawn Accounts Receivable Facility capacity, was $131 million

Market Share Highlights

•	Audacy’s total revenue market share grew approximately 50 basis points in the first quarter, with Radio market share increasing by approximately 70 basis points

•	These share gains mark an acceleration from the positive growth trends in 2023

Second Quarter Pacing

•	The second quarter is currently pacing up low single digits. April was particularly strong, up high single digits, while May is flat and June is up mid-single digits

•	Radio is currently pacing down low single digits for the quarter and Digital revenue is pacing up high teens

Recent Company Developments

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Maintaining Strong Radio Ratings Growth: With the release of the winter 2024 PPM market ratings, Audacy logged its 8th consecutive quarter of Y/Y broadcast and digital ratings share growth in the key A25-54 demographic.

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Streaming Performance: Audacy’s streaming platform continues to deliver consistent growth in both unique users and listening time, with Y/Y growth of +14% in unique users and impression growth of +24% in the quarter, driven by strong growth in Sports and the Audacy Digital Music Stations. Exclusive Audacy Check-Ins and artist collaborations in the quarter included The Black Crowes, Green Day, Mary J. Blige, Billy Joel, Jennifer Lopez, Gwen Stefani, Kings of Leon, Bon Jovi and Lenny Kravitz.

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Podcasting Update: Audacy extended its partnership with Amy Poehler’s Paper Kite Productions with the weekly career advice show Million Dollar Advice. We launched multiple Audacy Originals, including Who Killed the Video Star, which launched in the top 10 on the Apple Charts and as the #1 TV & Film podcast. Expanding on our #1 sports podcast network position, we launched Season 2 of our WNBA podcast Queens of the Court, hosted by Sheryl Swoopes and Jordan Ligons Robinson, and expanded our hit original show Cash the Ticket, one of the largest sports betting podcasts in the country, through a partnership with Fanduel. The quarter also saw two new launches under our growing TenderfootTV partnership, including Untraced, which hit #1 on the Apple Charts.

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Technology Update: We continue to invest in modernizing our Ad Tech Platform solutions to drive sales efficiencies in support of our Digital business, including more robust business intelligence, programmatic capabilities and the ability to scale ad product solutions. We announced two new partnerships: Super Hi-Fi to upgrade our 700 digital Exclusive Stations and streamline our programming, production, and broadcasting capabilities, and ElevenLabs to enhance our production processes, freeing up our creators to focus on building the exceptional content and experiences they expect from Audacy.

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Audacy Brand: We launched two sub-brands to deliver enhanced, differentiated buying propositions to the advertising community: Audacy Podcasts, retiring Cadence13 and 2400Sports as standalone brands while retaining Pineapple Street Studios as our premium production studio; and Audacy Sports, consolidating our broadcast, digital and podcast assets under one name.

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Restructuring Update: The Company received court approval of its consensual pre-packaged Plan of Reorganization in late February. Under the Plan, the company’s debt will be reduced by 80%. The Company is now awaiting FCC approval to complete the process.

The company will not be holding a conference call regarding the first quarter earnings release.

About Audacy

Audacy, Inc. is a leading multi-platform audio content and entertainment company that connects with 200 million consumers. Powered by its exclusive, premium audio content that includes unrivaled leadership positions in news and sports radio, Audacy operates one of the country’s two scaled radio broadcasting groups, a rapidly growing direct-to-consumer digital audio platform, multiple audio networks, a major event business and a leading, award-winning podcast studio. Learn more at www.audacyinc.com, Facebook, X, LinkedIn and Instagram.

Certain Definitions

All references to per-share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Total Radio Revenues consist of spot revenues plus network revenues, including political advertising.

Station Expenses consist of station operating expenses excluding non-cash compensation expenses.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expenses.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses/(recoveries); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; deferred compensation expense/(income); (gain) loss on early extinguishment of debt; liability management expenses; reorganization items; and (gain) loss on sale or disposal.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses/(recoveries); other expense/(income); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; deferred compensation expense/(income); income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid; and Net Capital Expenditures.

Net Capital Expenditures consist of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements about market conditions, the Company’s revenue guidance, and the Company’s ability to capitalize on its growth opportunities, develop digital demand, enhance its balance sheet and regain compliance with the NYSE’s minimum price condition, are based upon current expectations and involve certain risks and uncertainties. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023
STATEMENTS OF OPERATIONS
Net Revenues	$261,806	$259,635

Station Expenses	232,391	233,215
Station Expenses - Non-Cash Compensation	101	712
Corporate Expenses	22,744	24,120
Corporate Expenses - Non-Cash Compensation	203	1,178
Depreciation And Amortization	21,910	17,442
Other Expenses	88	110
Impairment Loss	156	5,050
Restructuring Charges	442	2,421
Net Gain On Sale Or Disposal of Assets	(15,804)	(12,404)

Total Operating Expenses	262,231	271,844

Operating Income (Loss)	(425)	(12,209)

Net Interest Expense	5,366	32,381
Reorganization expenses, Net	26,035	—
Other Income	(25,489)	—

Loss Before Income Taxes	(6,337)	(44,590)
Income Tax Benefit	(4,485)	(8,689)

Net Income (Loss)	$(1,852)	$(35,901)

Net Income (Loss) Per Share - Basic	$(0.39)	$(7.63)
Net Income (Loss) Per Share - Diluted	$(0.39)	$(7.63)
Weighted Common Shares Outstanding - Basic	4,730	4,704
Weighted Common Shares Outstanding - Diluted	4,730	4,704

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	$153,580	$159,309
Digital (including podcasting)	62,748	56,925
Network	21,947	19,868
Sponsorships and Events	13,343	12,444
Other	10,188	11,089

	$261,806	$259,635

Political	$2,076	$846

	Three Months Ended March 31,
	2024	2023
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	$130,400	$128,122
Sports	56,609	53,141
News/Talk	40,034	42,368
Non-format Specific	34,763	36,004

	$261,806	$259,635

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$6,949	$13,618
Adjusted Income Taxes Paid (Refunded)	$144	$239
Reorganization items	$11,417	$—

	March 31, 2024	December 31, 2023
SELECTED BALANCE SHEET DATA
Cash, Cash Equivalents and Restricted Cash	$105,963	$72,994
DIP Facility	$32,000	$ n/a
Senior Debt - Term B-2 Loan (1)	$632,415	$632,415
Senior Debt - Revolver (1)	$220,126	$220,126
Senior Secured Notes - 2027 (1)	$460,000	$460,000
Senior Secured Notes - 2029 (1)	$540,000	$540,000
Accounts Receivable Facility	$75,000	$75,000
Total Shareholders’ Deficit	$(616,301)	$(614,753)

(1) Debt instrument is recorded in Liabilities Subject to Compromise for March 31, 2024

OTHER FINANCIAL DATA

	Three Months Ended March 31,
	2024	2023
Reconciliation Of GAAP Net Loss To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss )	$(1,852)	$(35,901)
Income Tax Benefit	(4,485)	(8,689)
Net Interest Expense	5,366	32,381
Corporate Expenses - Non-Cash Compensation	203	1,178
Station Expenses - Non-Cash Compensation	101	712
Depreciation And Amortization	21,910	17,442
Other Expenses	88	46
Restructuring Charges	442	2,421
Reorganization Items	26,035	—
COVID-19 Related Expenses	—	91
Non-Recurring Expenses Otherwise Included in Corporate Expenses	—	39
Liability Management Expenses	2,173	1,146
Impairment Loss	156	5,050
Deferred Compensation Expense	748	—

	Three Months Ended March 31,
	2024	2023
Other Income	(25,489)	—
Net Gain On Sale Or Disposal of Assets	(15,804)	(12,404)

Adjusted EBITDA	9,592	3,512

Net Interest Expense	(5,366)	(32,381)
Deferred Financing Costs Included In Interest Expense	210	1,264
Amortization Debt Premium Included In Interest Expense	—	(256)
Net Capital Expenditures	(6,949)	(13,618)
Adjusted Income Taxes (Paid) Refunded	(144)	(239)

Adjusted Free Cash Flow	$(2,657)	$(41,718)